UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19 (December 15, 2011)

YUHE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34512	87-0569467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Hailong Street
Hanting District, Weifang, Shandong Province
The People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 536 736 3688
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3	Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In a Current Report on Form 8-K filed on October 27, 2011, Yuhe International, Inc. (the “Company”) previously announced that it had received correspondence from the Nasdaq Listing and Hearing Review Council (the “Listing Council”) of the NASDAQ Stock Market LLC (“Nasdaq”) stating that the Listing Council affirmed the August 9, 2011 decision of the Nasdaq Hearings Panel (“Panel”) to delist the Company’s securities from the Nasdaq Global Market. The Company had previously appealed the Panel’s August 9, 2011 decision.

On December 15, 2011, pursuant to the Nasdaq Hearing Coordinator’s obligations under Nasdaq Listing Rule 5830 and Rule 12d2-2 of the Securities Exchange Act, Nasdaq issued a press release announcing the following:

Delisting of Securities of Yuhe International, Inc from The NASDAQ Stock Market

NEW YORK, December 15, 2011 — The NASDAQ Stock Market announced today that it will delist the common stock of Yuhe International, Inc. Yuhe International, Inc’s stock was suspended on July 21, 2011 and has not traded on NASDAQ since that time. NASDAQ will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting becomes effective ten days after the Form 25 is filed. For news and additional information about the company, including the basis for the delisting and whether the company’s securities are trading on another venue, please review the company’s public filings or contact the company directly.

For more information about The NASDAQ Stock Market, visit the NASDAQ Web site at http://www.nasdaq.com. NASDAQ’s rules governing the delisting of securities can be found in the NASDAQ Rule 5800 Series, available on the NASDAQ Web site: http://www.cchwallstreet.com/NASDAQTools/bookmark.asp?id=nasdaq-rule_5800&manual=/nasdaq/main/nasdaq-equityrules/.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yuhe International, Inc.

Date: December 19, 2011	By:	/s/ Gang Hu
Gang Hu
Chief Financial Officer